Exhibit 21.1


                                  SUBSIDIARIES


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
Name of Subsidiary                                                  Jurisdiction of Incorporation
------------------                                                  -----------------------------
PeopleSoft Argentina S.A.                                           Argentina
PeopleSoft Properties, Inc.                                         California
PeopleSoft Credit Corporation                                       California
PeopleSoft Canada Ltd.                                              Canada
PeopleSoft FSC, Inc.                                                Barbados
PeopleSoft Do Brasil Ltda                                           Brazil
PeopleSoft Australia Pty. Limited                                   Australia
PeopleSoft France, S.A.                                             France
PeopleSoft GmbH                                                     Germany
PeopleSoft Japan, K.K.                                              Japan
PeopleSoft Mexico, S.A. de C.V.                                     Mexico
PeopleSoft B.V.                                                     Netherlands
PeopleSoft New Zealand Ltd                                          New Zealand
PeopleSoft Asia Pte Limited                                         Singapore
PeopleSoft UK Limited                                               United Kingdom
PeopleSoft Iberica, S.L.                                            Spain